THE MONTANA POWER COMPANY


                               TO


                      THE BANK OF NEW YORK


                               AND


W. T. CUNNINGHAM



                  As Trustees under The Montana
                  Power Company's Mortgage and
                   Deed of Trust, dated as of
                         October 1, 1945






                EIGHTEENTH SUPPLEMENTAL INDENTURE


               Providing, among other things, for
             the succession of The Bank of New York,
          to Morgan Guaranty Trust Company of New York,
        as the Corporate Trustee, and of W. T. Cunningham
  to P. J. Crowley, as the Co-Trustee, under such Mortgage and Deed of Trust and the amendment of Section 101 thereof.

                EIGHTEENTH SUPPLEMENTAL INDENTURE


     EIGHTEENTH SUPPLEMENTAL INDENTURE, dated as of August 5, 1994, between THE MONTANA POWER COMPANY, a corporation of the State of Montana (successor by merger to The Montana Power Company, a corporation of the State of New Jersey), whose post office address is 40 East Broadway, Butte, Montana, 59701 (hereinafter sometimes called the Company), and THE BANK OF NEW YORK, a corporation of the State of New York, whose principal corporate trust office is located at 101 Barclay Street, New York, New York, 10286, which hereby is appointed successor Corporate Trustee to MORGAN GUARANTY TRUST COMPANY OF NEW YORK, and W. T. CUNNINGHAM, whose post office address is 3 Arlington Drive, Denville, New Jersey, 07834, who hereby is appointed successor Co-Trustee to P.J. CROWLEY (the successor Corporate Trustee and the successor Co-Trustee being hereinafter together sometimes called the Trustees), as successor Trustees under the Mortgage and Deed of Trust, dated as of October 1, 1945 (such Mortgage and Deed of Trust, as executed and delivered and as thereafter from time to time amended and supplemented being hereinafter referred to as the Mortgage), which Mortgage was executed and delivered by The Montana Power Company, a corporation of the State of New Jersey (hereinafter sometimes called the Company--New Jersey) to Guaranty Trust Company of New York and Arthur E. Burke, to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this instrument (hereinafter called the Eighteenth Supplemental Indenture) being supplemental thereto;

     WHEREAS, the Mortgage was or is to be recorded in the official records of various counties in the states of Montana and Wyoming, which counties include or will include all counties in which this Eighteenth Supplemental Indenture is to be recorded;
and

     WHEREAS, by the Mortgage, the Company--New Jersey covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired, made or constructed and intended to be subject to the lien thereof; and

     WHEREAS, the Company--New Jersey executed and delivered to the Trustees its First Supplemental Indenture, dated as of May 1, 1954 (hereinafter called the First Supplemental Indenture); its Second Supplemental Indenture, dated as of April 1, 1959 (hereinafter called the Second Supplemental Indenture); and

     WHEREAS, the Company--New Jersey was merged into the Company on November 30, 1961, and to evidence the succession of the Company to the Company--New Jersey and the assumption by the Company of the covenants and conditions of the Company--New Jersey in the bonds and in the Mortgage contained and to enable the Company to have and exercise the powers and rights of the Company--New Jersey under the Mortgage in accordance with the terms thereof, the Company executed and delivered to the Trustees its Third Supplemental Indenture, dated as of November 30, 1961 (hereinafter called the Third Supplemental Indenture); and

     WHEREAS, the Company executed and delivered to the Trustees its Fourth Supplemental Indenture, dated as of April 1, 1970 (hereinafter called the Fourth Supplemental Indenture); its Fifth Supplemental Indenture, dated as of April 1, 1971 (hereinafter called the Fifth Supplemental Indenture); its Sixth Supplemental Indenture, dated as of March 1, 1974 (hereinafter called the Sixth Supplemental Indenture); its Seventh Supplemental Inden-ture, dated as of December 1, 1974 (hereinafter called the Seventh Supplemental Indenture); its Eighth Supplemental Indenture, dated as of July 1, 1975 (hereinafter called the Eighth Supplemental Indenture); its Ninth Supplemental Indenture, dated as of December 1, 1975 (hereinafter called the Ninth Supplemental Indenture); its Tenth Supplemental Indenture, dated as of January 1, 1979 (hereinafter called the Tenth Supplemental Indenture); its Eleventh Supplemental Indenture, dated as of October 1, 1983 (hereinafter called the Eleventh Supplemental Indenture); its Twelfth Supplemental Indenture, dated as of January 1, 1984 (hereinafter called the Twelfth Supplemental Indenture); its Thirteenth Supplemental Indenture, dated as of December 1, 1991 (hereinafter called the Thirteenth Supplemental Indenture); its Fourteenth Supplemental Indenture, dated as of January 1, 1993 (hereinafter called the Fourteenth Supplemental Indenture); its Fifteenth Supplemental Indenture, dated as of March 1, 1993 (hereinafter called the Fifteenth Supplemental Indenture); its Sixteenth Supplemental Indenture, dated as of May 1, 1993 (hereinafter called the Sixteenth Supplemental Indenture) and its Seventeenth Supplemental Indenture, dated as of December 1, 1993 (hereinafter called the Seventeenth Supplemental Indenture); and

     WHEREAS, the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth and Seventeenth Supplemental In-dentures were or are to be recorded in the official records of various counties in the states of Montana and Wyoming, which counties include or will include all counties in which this Eighteenth Supplemental Indenture is to be recorded; and

     WHEREAS, an instrument dated March 15, 1955 was executed by the Company--New Jersey appointing Karl R. Henrich as Co-Trustee in succession to said Arthur E. Burke, resigned, under the Mortgage and by Karl R. Henrich accepting the appointment as Co-Trustee under the Mortgage in succession to said Arthur E. Burke, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and

     WHEREAS, an instrument dated June 29, 1962 was executed by the Company appointing H. H. Gould as Co-Trustee in succession to said Karl R. Henrich, resigned, under the Mortgage and by H. H. Gould accepting the appointment as Co-Trustee under the Mortgage in succession to said Karl R. Henrich, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and

     WHEREAS, an instrument dated June 22, 1973 was executed by the Company appointing R. Amundsen as Co-Trustee in succession to said H. H. Gould, resigned, under the Mortgage and by R. Amundsen accepting the appointment as Co-Trustee under the Mortgage in succession to said H. H. Gould, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and

     WHEREAS, an instrument dated July 1, 1986 was executed by the Company appointing P.J. Crowley as Co-Trustee in succession to said R. Amundsen, resigned, under the Mortgage and by P. J. Crowley accepting the appointment as Co-Trustee under the Mortgage in succession to said R. Amundsen, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and

     WHEREAS, in addition to the property described in the Mortgage, the Company has acquired certain other property, rights and interests in property; and

     WHEREAS, the Company--New Jersey or the Company has heretofore issued, in accordance with the provisions of the Mortgage, the following series of First Mortgage Bonds:

                                                  Principal      Principal
                                                   Amount         Amount
Series                                             Issued       Outstanding

2-7/8% Series due 1975. . . . . . . . . . . .    $40,000,000       NONE
3-1/8% Series due 1984. . . . . . . . . . . .      6,000,000       NONE
4-1/2% Series due 1989. . . . . . . . . . . .     15,000,000       NONE
8-1/4% Series due 1974. . . . . . . . . . . .     30,000,000       NONE
7-1/2% Series due 2001 (Fifth). . . . . . . .     25,000,000    $25,000,000
8-5/8% Series due 2004. . . . . . . . . . . .     60,000,000       NONE
8-3/4% Series due 1981. . . . . . . . . . . .     30,000,000       NONE
9.60% Series due 2005 . . . . . . . . . . . .     35,000,000       NONE
9.70% Series due 2005 . . . . . . . . . . . .     65,000,000       NONE
9-7/8% Series due 2009. . . . . . . . . . . .     50,000,000       NONE
11-3/4% Series due 1993 . . . . . . . . . . .     75,000,000       NONE
10/10-1/8% Series due 2004/2014 . . . . . . .     80,000,000       NONE
8-1/8% Series due 2014. . . . . . . . . . . .     41,200,000       NONE
7.70% Series due 1999 (Fourteenth). . . . . .     55,000,000     55,000,000
8-1/4% Series due 2007 (Fifteenth). . . . . .     55,000,000     55,000,000
8.95% Series due 2022 (Sixteenth) . . . . . .     50,000,000     50,000,000
Secured Medium-Term Notes (Seventeenth) . . .     68,000,000     68,000,000
7% Series due 2005 (Eighteenth) . . . . . . .     50,000,000     50,000,000
6-1/8% Series due 2023 (Nineteenth) . . . . .     90,205,000     90,205,000
5.90% Series due 2023 (Twentieth) . . . . . .     80,000,000     80,000,000

which bonds are also hereinafter sometimes called bonds of the First through Twentieth Series, respectively; and

     WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein or in any supplemental indenture or may (in lieu of establishment by Resolution as provided in Section 8 of the Mortgage) establish the terms and provisions of any series of bonds other than said First Series, by an in-strument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

     WHEREAS, Section 101 of the Mortgage provides that any Trustee may resign at any time by giving written notice thereof to the Company and publishing notice thereof in the manner set forth in such Section; and

     WHEREAS, Morgan Guaranty Trust Company of New York has given written notice to the Company that it has resigned as Corporate Trustee under the Mortgage, such resignation to take effect at the close of business on August 5, 1994, unless previously a successor Corporate Trustee shall have been appointed as provided in the Mortgage, in which event such resignation shall take effect immediately upon the appointment of such successor Corporate Trustee; and

     WHEREAS, P.J. Crowley has given written notice to the Company that he has resigned as Co-Trustee under the Mortgage, such resignation to take effect at the close of business on August 5, 1994, unless previously a successor Co-Trustee shall have been appointed as provided in the Mortgage, in which event such resignation shall take effect immediately upon the appointment of such successor Co-Trustee; and

     WHEREAS, Section 102 of the Mortgage provides that the Company, pursuant to the order of its Board of Directors, may appoint a successor Trustee if a Trustee shall resign; and

     WHEREAS, the Company desires that The Bank of New York and
W.T. Cunningham act as successor Corporate Trustee and Co-
Trustee, respectively, under the Mortgage; and

     WHEREAS, The Bank of New York and W.T. Cunningham are eligible and qualified to serve as Corporate Trustee and Co-
Trustee, respectively, under the Mortgage, in compliance with Sections 35, 88 and 99 of the Mortgage, and are willing to accept such appointment as successor Trustees; and

     WHEREAS, The Company has agreed to publish notice of such appointment as provided in Section 102 of the Mortgage;

     WHEREAS, the Company now desires (pursuant to the provisions of Section 120 of the Mortgage) to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage; and

     WHEREAS, the execution and delivery by the Company of this Eighteenth Supplemental Indenture have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH: That, pursuant to Section 102 of the Mortgage and by order of its Board of Directors, the Company hereby appoints The Bank of New York as successor Corporate Trustee under the Mortgage, subject to the conditions of Article XVII thereof, effective at the close of business on August 5, 1994;

     That The Bank of New York, a bank or trust company having its principal office and place of business in the Borough of Manhattan, The City of New York, hereby accepts its appointment by the Company as successor Corporate Trustee under the Mortgage;

     That, pursuant to Section 102 of the Mortgage and by order of its Board of Directors, the Company hereby appoints W.T. Cunningham as successor Co-Trustee under the Mortgage, subject to the conditions in Article XVII thereof, effective at the close of business on August 5, 1994;

     That the undersigned, W.T. Cunningham, a citizen of the United States of America, hereby accepts his appointment by the Company as successor Co-Trustee under the Mortgage;

     That the Company will proceed with the publication of the notice of appointment as provided in Section 102 of the Mortgage in substantially the following form:


                    THE MONTANA POWER COMPANY

    Mortgage and Deed of Trust, dated as of October 1, 1945,
                   as amended and supplemented

      NOTICE OF APPOINTMENT OF SUCCESSOR CORPORATE TRUSTEE
                    AND SUCCESSOR CO-TRUSTEE

     NOTICE IS HEREBY GIVEN, pursuant to Section 102 of the above-mentioned Mortgage, that The Montana Power Company has appointed The Bank of New York and W. T. Cunningham, respectively, as successor Corporate Trustee and successor Co-Trustee under the Mortgage, and that The Bank of New York and W.T. Cunningham have accepted such appointments, effective at the close of business on August 5, 1994.

                    THE MONTANA POWER COMPANY

August 5, 1994

     That the Company, in consideration of the premises and of $1.00 to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any modification made as in the Mortgage provided) and of said bonds, and to confirm the lien of the Mortgage on certain after-acquired property, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto W.T. Cunningham, who has been appointed successor Co-Trustee as hereinabove provided, and (to the extent of its legal capacity to hold the same for the purposes hereof) to The Bank of New York, which has been appointed successor Corporate Trustee as hereinabove provided, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all property, real, personal and mixed, of the kind or nature specifically mentioned in the Mortgage, or of any other kind or nature (whether or not located in the State of Montana), acquired by the Company after the date of the execution and delivery of the Mort-gage, as heretofore supplemented (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of subsection (I) of
Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, power sites, flowage rights, water rights, water locations, water appro-priations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all powerhouses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage described.

     TOGETHER with all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

     IT IS HEREBY AGREED by the Company that, subject to the provisions of subsection (I) of Section 87 of the Mortgage, all the property, rights, and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifi-cally described herein and conveyed hereby.

     PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of the Mortgage, namely:
(1) cash, shares of stock, bonds, notes and other obligations and other securities not specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be;
(2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; all aircraft, tractors, rolling stock, trolley coaches, buses, motor coaches, automobiles, motor trucks, and other vehicles and materials and supplies held for the purpose of repairing or replacing (in whole or part) any of the same;
(3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or cove-nanted so to be; the Company's contractual rights or other interest in or with respect to tires not owned by the Company;
(4) the last day of the term of any lease or leasehold which may be or become subject to the lien of the Mortgage; (5) electric energy, gas, steam, water, ice, and other materials or products generated, manufactured, produced, purchased or acquired by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties and all Gas and Oil Production Property, as defined in Section 4 of the Mortgage; (6) the Company's franchise to be a corporation; and (7) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.

     TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto W.T. CUNNINGHAM and (to the extent of its legal capacity to hold the same for the purposes hereof) unto THE BANK OF NEW YORK, as Trustees and their successors and assigns forever.

     IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, this Eighteenth Supplemental Indenture being supplemental thereto.

     AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned at the time of the execution of said Mortgage and Deed of Trust, and had been specifically and at length described in and conveyed to the Trustees, by said Mortgage and Deed of Trust as a part of the property therein stated to be conveyed.

     The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Mortgage, as follows:


                           ARTICLE I.

            Amendment of Section 101 of the Mortgage

     Section A. The second paragraph of Section 101 of the Mortgage hereby is amended by adding a new sentence at the end thereof to read as follows:

     "In the absence of a Default or the occurrence of an event which, after notice, the passage of time, or both, would constitute a Default, any Trustee theretofore appointed by the Company as provided in
     Section 102 hereof also may be removed at any time by an instrument in writing executed by order of its Board of Directors, duly acknowledged by its President or a Vice President and filed with such Trustee. Should any Trustee be so removed by the order of the Board of Directors, the Company shall publish notice thereof in the manner hereinabove provided in this Section 101."


                           ARTICLE II.
                    Miscellaneous Provisions

     Section 2. Subject to the amendments provided for in this Eighteenth Supplemental Indenture, the terms defined in the Mortgage shall, for all purposes of this Eighteenth Supplemental
Indenture, have the meaning specified in the Mortgage.

     Section 3. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

     The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eighteenth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage shall apply to and form part of this Eighteenth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Eighteenth Supplemental Indenture.

     Section 4. Whenever in this Eighteenth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Eighteenth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees shall, subject as aforesaid, bind and inure to the respective benefits of the respective suc-cessors and assigns of such parties, whether so expressed or not.

     Section 5. Nothing in this Eighteenth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Eighteenth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Eighteenth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

     Section 6. This Eighteenth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
     IN WITNESS WHEREOF, THE MONTANA POWER COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and THE BANK OF NEW YORK, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Assistant Vice Presidents, and its corporate seal to be attested by one of its Assistant Vice Presidents, Assistant Secretaries or Assistant Treasurers, and W.T. CUNNINGHAM, for all like purposes, has hereunto set his hand and affixed his seal, as of the day and year first above written.

                              THE MONTANA POWER COMPANY


                              By: /s/ J.P. Pederson
                                     Vice President
Attest:

 /s/ R.M. Ralph
Assistant Secretary


Executed, sealed and delivered by
THE MONTANA POWER COMPANY in the presence of:

/s/ W.C. Verbael

/s/ L.J. O'Farrell

                              THE BANK OF NEW YORK,
                                as successor Corporate Trustee


                              BY: /s/ David G. Sampson
                                      Vice President


Attest:

/s/ Alfia Monastra
Assistant Treasurer


                                  /s/ W.T. Cunningham    [L.S.]
                                  W.T. CUNNINGHAM, as successor
                                    Co-Trustee

Executed, sealed and delivered
by THE BANK OF NEW YORK and
W.T. CUNNINGHAM in the presence of:

/s/ Helen M. Cotiaux

/s/ Robert F. McIntyre

STATE OF MONTANA         )
                         )  ss.:
COUNTY OF SILVER BOW     )



     On this 5th day of August, in the year 1994, before me, Susan Hawke, a Notary Public in and for the State of Montana, personally came and appeared J.P. Pederson, to me known and known to me to be a Vice President of THE MONTANA POWER COMPANY, the corporation that executed the within instrument, and acknowledged to me that such corporation executed the same, and being by me duly sworn, did depose and say that he resides at 1829 Utah Avenue, Butte, Montana; that he is a Vice President of THE MONTANA POWER COMPANY, the corporation described in and which executed the within and above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year in this certificate first above written.


                              /s/ Susan Hawke
                              Susan Hawke
                              Notary Public, State of Montana
                              Residing at Butte, Montana
                              My Commission Expires June 1, 1996

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )



     On this 5th day of August, 1994, before me, W. Cassels, a Notary Public in and for the State of New York, personally came and appeared David G. Sampson, to me known and known to me to be a Vice President of THE BANK OF NEW YORK, the corporation that executed the within instrument, and acknowledged to me that such corporation executed the same, and, being by me duly sworn, did depose and say that he resides at 220 Hulls Hill Rd., Southbury, Connecticut; that he is a Vice President of THE BANK OF NEW YORK, the corporation described in and which executed the within and above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year in this certificate first above written.


                              /s/ W. J. Cassels
                              WILLIAM J. CASSELS
                              Notary Public, State of New York
                              No. 01CA5027729
                              Qualified in Bronx County
                              Certificate Filed in New York
                                County
                              Commission Expires May 16, 1996

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )



     On this 5th day of August, in the year 1994, before me,
W. Cassels, a Notary Public in and for the State of New York, personally came and appeared W.T. CUNNINGHAM, known to me to be one of the persons described in and who executed the within instrument, and whose name is subscribed thereto, and acknowledged to me that he executed the same.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year in this certificate first above written.


                              /s/ W. J. Cassels
                              WILLIAM J. CASSELS
                              Notary Public, State of New York
                              No. 01CA5027729
                              Qualified in Bronx County
                              Certificate Filed in New York
                                County
                              Commission Expires May 16, 1996